Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-227447) pertaining to the 2018 Elanco Stock Plan and the Directors’ Deferral Plan of Elanco Animal Health Incorporated,
(2) Registration Statement (Form S-8 No. 333-258652) pertaining to the Amended and Restated 2018 Elanco Stock Plan of Elanco Animal Health Incorporated,
(3) Registration Statement (Form S-8 No. 333-265090) pertaining to the Amended and Restated Employee Stock Purchase Plan of Elanco Animal Health Incorporated,
(4) Registration Statement (Form S-8 No. 333-272086) pertaining to the Amended and Restated 2018 Elanco Stock Plan and the Amended and Restated Employee Stock Purchase Plan of Elanco Animal Health Incorporated;

of our reports dated February 26, 2024, with respect to the consolidated financial statements of Elanco Animal Health Incorporated and the effectiveness of internal control over financial reporting of Elanco Animal Health Incorporated included in this Annual Report (Form 10-K) of Elanco Animal Health Incorporated for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Indianapolis, Indiana
February 26, 2024